EXHIBIT 10.1

CONSENT TO COMMITMENT INCREASE
Dated as of September 27, 2017
JPMorgan Chase Bank, N.A.,
as Administrative Agent
500 Stanton Christiana Road, Ops 2, 3rd Floor
Newark, Delaware 19713
Attention:     Loan and Agency Services Group
Whirlpool Corporation
Ladies and Gentlemen:
Reference is made to the Third Amended and Restated Long-Term Credit Agreement dated as of May 17, 2016 (as amended or modified from time to time, the “Credit Agreement”) among Whirlpool Corporation, a Delaware corporation, Whirlpool Europe B.V., a Netherlands corporation, Whirlpool Finance B.V., a Netherlands corporation, Whirlpool Canada Holding Co., a Nova Scotia unlimited company, the Lenders (as defined in the Credit Agreement) and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning unless otherwise defined herein, and all references to Sections herein are references to Sections of the Credit Agreement.
Pursuant to Section 2.03(c)(iii), of the Credit Agreement, Whirlpool delivered to the Administrative Agent on September 8, 2017 a request that the aggregate amount of the commitments be increased, and, subject to the terms and conditions of this Consent, Whirlpool and the Lenders party hereto hereby agree to increase the aggregate amount of the commitments to $3,000,000,000.
Each Lender executing this Consent agrees to increase its Commitment to the amount so indicated on the attached Schedule I. Each Issuing Bank executing this Consent hereby consents to the Commitments of the Lenders as indicated on the attached Schedule I. This agreement to increase the Commitments is subject in all respects to the terms of the Credit Agreement and is irrevocable.
The increase of Commitments shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received counterparts of this Consent executed by Whirlpool, each of the Lenders whose Commitment is increased and each Issuing Bank. The increase of Commitments is further subject to the delivery to the Administrative Agent of (a) certified copies of resolutions of the Board of Directors of Whirlpool or the Finance Committee of such Board approving the Commitment increase and (b) a certificate of Whirlpool certifying that as of the date of this Consent (i) no Default or Unmatured Default shall have occurred and be continuing or shall result from the Commitment increase and (ii) all of the representations and warranties set forth in Article 6 of the Credit Agreement (except for (x) those contained in Sections 6.04, 6.05 and 6.07 and (y) those contained in Sections 6.06 and 6.12 solely as such representations and warranties relate to any Subsidiary acquired in connection with a Material Acquisition (including and Subsidiary of the target of such Material Acquisition) consummated within 30 days prior to the effective date of the Commitment increase shall be true and correct in all material respects. This Consent is subject to the provisions of Section 9.03 of the Credit Agreement.
This Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Consent by facsimile or electronic communication (.pdf file) shall be effective as delivery of a manually executed counterpart of this Amendment.
This Consent shall be governed by, and construed in accordance with, the laws of the State of New York.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WHIRLPOOL CORPORATION

By /s/ MATTHEW NOCHOWITZ
Name: Matthew Nochowitz
Title: Vice President of Tax and Treasurer

JPMORGAN CHASE BANK, N.A., Individually and
as Administrative Agent and Issuing Bank

By /s/ ROBERT D. BRYANT
Name: Robert D. Bryant
Title: Executive Director

Consent to the forgoing Consent:

____________________[, Individually and as Issuing Bank]
{Type or print name of Lender}

By
Name:
Title:

SCHEDULE I
COMMITMENTS

Name of Bank	Commitment
JPMorgan Chase Bank, N.A.	$232,000,000
Citibank, N.A.	$232,000,000
BNP Paribas	$232,000,000
Mizuho Bank, Ltd.	$232,000,000
Wells Fargo Bank, National Association	$232,000,000
Bank of America, N.A.	$140,000,000
Deutsche Bank AG New York Branch	$140,000,000
Goldman Sachs Bank USA	$140,000,000
HSBC Bank USA, National Association	$140,000,000
ING Bank N.V., Dublin Branch	$140,000,000
Intesa Sanpaolo S.p.A. - New York Branch	$140,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$140,000,000
UniCredit Bank AG, New York Branch	$140,000,000
Banco Santander, S.A.	$100,000,000
Bank of China, Chicago Branch	$100,000,000
The Bank of Nova Scotia	$100,000,000
Bayerische Landesbank, New York Branch	$60,000,000
Credit Industriel et Commerical, New York Branch	$60,000,000
Credit Suisse (Schweiz) AG	$60,000,000
Itau Unibanco S.A. New York Branch	$60,000,000
Societe Generale	$60,000,000
The Northern Trust Company	$60,000,000
US Bank National Association	$60,000,000
Total of Commitments:	$3,000,000,000